UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2005

FREEPORT-McMoRan COPPER & GOLD INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9916	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Poydras Street
New Orleans, Louisiana	70112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (504) 582-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 5, 2005, the stockholders of Freeport-McMoRan Copper & Gold Inc. (the Company) approved the 2005 Annual Incentive Plan (AIP), which will replace the current annual incentive plan for annual awards granted for fiscal year 2006 and beyond. The purpose of the AIP is to provide annual cash incentive bonuses for certain senior executives of our Company. The primary differences between the AIP and the current plan are as follows: (1) participation in the AIP is limited to officers of our Company or a subsidiary, unlike the current plan that permits other employees and certain service providers to participate, and (2) the AIP includes a safety performance factor that could increase or decrease, within limits, the funding pool for awards under the AIP. Awards will be made by the Corporate Personnel Committee of our Board of Directors.

Performance Criteria

No awards may be made under the AIP with respect to any calendar year if the average of the “return on investment” for such year and each of the four preceding calendar years, after giving effect to any amounts awarded or credited under the AIP with respect to such prior years and the amounts that would have been so awarded or credited for that year, is less than 6%. “Return on investment” is generally the Company’s consolidated net income divided by consolidated stockholders’ equity and long-term debt, including the minority interests’ share of our consolidated subsidiaries’ income and stockholders’ equity.

Plan Funding Amount

Awards under the AIP will be paid from the “plan funding amount,” which initially is equal to 2.5% of the “net cash provided by operating activities” for the year with respect to which the awards are made. Under the AIP, net cash provided by operating activities of the Company and our consolidated subsidiaries is the amount reviewed by our independent registered public accounting firm, released to the public and approved by our Board of Directors. The plan funding amount may be increased to a maximum of 2.75% of the net cash provided by operating activities, or decreased as a result of the Company’s satisfaction of the safety performance measures as described below.

For each fiscal year, 20% of the plan funding amount will be reserved as a safety incentive funding pool. Within 90 days after the beginning of the year with respect to which the awards will be paid, the Corporate Personnel Committee will set one or more objective safety performance measures applicable for the given year that will assess the Company’s safety performance from both a quantitative and qualitative perspective. Based on this assessment, the Corporate Personnel Committee may award between 0% and 150% of the safety incentive funding pool to eligible participants in the AIP.

Performance Awards

The AIP grants the Corporate Personnel Committee discretion to assign participation percentages among the participants who are subject to Section 162(m) within 90 days after the beginning of the year with respect to which the awards will be paid, subject to a maximum annual award to any one participant of 60% of the plan funding amount.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

The Exhibit included as part of this Current Report is listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By: /s/ C. Donald Whitmire, Jr.
----------------------------------------
C. Donald Whitmire, Jr.
Vice President and Controller -
Financial Reporting
(authorized signatory and
Principal Accounting Officer)

Date: May 6, 2005

Freeport-McMoRan Copper & Gold Inc.
Exhibit Index

Exhibit
Number

10.1	2005 Annual Incentive Plan of Freeport-McMoRan Copper & Gold Inc.